SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2000



                               SHOP AT HOME, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




              Tennessee               0-25596              62-1282758
        -----------------------------------------------------------------
           (State or other         (Commission            (IRS Employer
          jurisdiction of          File Number)         Identification No.)
                                  incorporation)



              5388 Hickory Hollow Parkway, Antioch, Tennessee 37013
           ----------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (615) 263-8000
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On June 30, 2000, Shop At Home, Inc. (the "Company") issued 2,000 shares of its Series B Convertible Preferred Stock and related Warrants in a private placement to institutional investors. On September 21, 2000 the Company agreed with the holders of its Series B Preferred Stock to amend the terms thereof. The amendment provides for the orderly conversion of the Series B
Preferred Stock into Common Stock and extends the restrictions on the shorting of stock by the holders of the Series B Preferred Stock. A copy of the Waiver and Agreement, dated September 21, 2000, is attached hereto as Exhibit 10.1.

         The Company has also signed a Letter Agreement with Azteca America Stations Group, LLC to sell its Bridgeport Television for $37.5 million. The parties agreed to file for the FCC approval of the transfer as soon as practical and agreed to enter a Definitive Agreement within thirty (30) days subject to customary due diligence.

         The Press Release that the Company released concerning these two event is attached hereto as Exhibit 99.1.

Item 7.  Exhibits

         10.1 Waiver and Agreement, dated September 21, 2000, by and among Shop at Home, Inc. and the holders of the Series B Convertible Preferred Stock.

         99.1     Press Release

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SHOP AT HOME, INC.
                                    (Registrant)



                                    By: /s/ George J. Phillips
                                    ------------------------------
                                    George J. Phillips
                                    Executive Vice President and General Counsel

Date: September 21, 2000

Exhibit 10.1


                              WAIVER AND AGREEMENT

         This Waiver and Agreement (this "Agreement"), which waives certain rights and obligations of the parties hereto set forth in the Securities Purchase Agreement (the "Purchase Agreement"), dated June 30, 2000, by and among Shop At Home, Inc., a Tennessee corporation (the "Company"), and HFTP Investment L.L.C. ("HFTP") and Leonardo, L.P. ("Leonardo" and together with HFTP, the "Buyers") and the Articles of Amendment to the Charter of Shop At Home, Inc. filed pursuant to the Purchase Agreement on June 30, 2000 (the "Articles of Amendment") and the Registration Rights Agreement (the "Registration Rights Agreement"), dated June 30, 2000, by and among the Company and the Buyers and also sets forth certain additional agreements between the parties hereto, is dated and effective as of September 21, 2000.

         WHEREAS, the Company intends to submit Company's Conversion Election Notices (as defined in the Articles of Amendment) to each of the Buyers for the conversion of shares of the Company's Series B Convertible Preferred Stock (the "Preferred Shares"); and

         WHEREAS, the Company desires that each Buyer waives certain provisions of the Articles of Amendment, the Purchase Agreement and the Registration Rights Agreement and enter into certain agreements relating to the parties rights and obligations as set forth in those documents;

         NOW THEREFORE, for the mutual consideration set forth below each of the Buyers and the Company agree as follows:

         1. Conversion at the Company's Election. The Company shall, simultaneously with the execution of this Agreement, provide to each of the Buyers two Company's Conversion Election Notices which shall be for an aggregate of 1,000 Preferred Shares in the following amounts and manner:

                  a. First Conversion Period. The Company shall deliver to each of the Buyers Company's Conversion Election Notices which shall be for an aggregate of 500 Preferred Shares, allocated between the Buyers pursuant to the terms of Section 7 of the Articles of Amendment, which shall have a Company's Conversion Election Notice Date (as defined in the Articles of Amendment) of September 22, 2000 and which shall set forth a Company's Election Conversion Date (as defined in the Articles of Amendment) of October 31, 2000.

                  b. Second Conversion Period. The Company shall deliver to each of the Buyers Company's Conversion Election Notices which shall be for an aggregate of 500 Preferred Shares, allocated between the Buyers pursuant to the terms of Section 7 of the Articles of Amendment, and which shall have, notwithstanding the fact that such notice is to be provided simultaneously with this Agreement, an effective Company's Conversion Election Notice Date of November 1, 2000 and shall set forth a Company's Election Conversion Date of December 31, 2000. For the purposes of clause (B) of Section 4(l) of the Purchase Agreement and the calculation of Pro Rata Conversion Amounts pursuant to Section 7 of the Articles of Amendment, the Company's Conversion Election Notices given pursuant to this Section 1(b) shall not be deemed to have been given until November 1, 2000.

         2.   Amendment to the Purchase Agreement.

         a. Effective as of August 30, 2000, each of the Buyers and the Company amend Section 4(n) of the Purchase Agreement by replacing the first phrase of the second sentence of such Section which states:

         "The Company shall not amend,"

with the following:

         "Other than the First Amendment and Waiver, dated as of August 31, 2000, to the Revolving Credit Agreement, dated as of December 15, 1999, among the Company and the lenders from time to time parties thereto, and Union Bank of California, N.A., the Company shall not amend,"

         b. Effective as of September 21, 2000, each of the Buyers and the Company amend Section 4(l) of the Purchase Agreement by deleting clause (e) of
Section 4(l) of the Purchase Agreement and replacing it in its entirety with the following:

         "(e) with respect to a Short Sale so long as such Buyer delivers a Conversion Notice (as defined in the Articles of Amendment) within four
         (4) Business Days of such Short Sale entitling such Buyer to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold in such Short Sale;"

         3. Waivers to the Articles of Amendment. Provided that, and for so long as, the Company continues to comply with its obligations under Sections 12 and 13 of this Agreement and under the Articles of Amendment as it relates to the Company's Conversion Election Notices set forth in Section 1 hereof:

                  a. Fixed Conversion Price Adjustment. If on October 31, 2000 the Company is a party to an arms length definitive contract, with a third party which is not affiliated with the Company or any of its officers (provided that such third party may be a director of the Company or any entity controlled by such director) and which is reasonably able to meet its obligations under such contract, for the sale of one of the Company's television stations for cash proceeds, net of fees and expenses incurred in connection with such sale, to the Company of at least $30 million in immediately available or next day available funds, which (I) has a closing date not later than the 10th day following final approval of such sale by the Federal Communications Commission (the "FCC") (the "Contract Closing Date") and (II) may be subject to FCC approval and other closing conditions (other than a due diligence review condition by the buyer) which are customary for the sale of comparable television station assets which assets do not constitute the sale of all or substantially all of the assets of the seller (the "Station Contract"), then each of the Buyers waives its right and the Company's obligation to adjust the Fixed Conversion Price (as defined in the Articles of Amendment) solely as a result of the occurrence of an event provided for in clause (B) or clause (C) of Section 2(f)(v) of the Articles of Amendment, provided, however, that if (y) an appropriate application for the approval of the transaction contemplated by the Station Contract is not filed with the FCC by November 30, 2000, or (z) the sale of the television station pursuant to the Station Contract (I) is not consummated by the earlier of the Contract Closing Date or March 15, 2001 or (II) is abandoned or terminated, this waiver will thereafter be void and of no effect.

                  b. Redemption Election. If on October 31, 2000 the Company is a party to the Station Contract, then each of the Buyers waives its right and the Company's obligation to satisfy clause (vii) and clause (viii) of Section 6 of the Articles of Amendment in order to have a Redemption at Company's Election (as defined in the Articles of Amendment), provided, however, that if (y) an appropriate application for the approval of the transaction contemplated by the Station Contract is not filed with the FCC by November 30, 2000, or (z) the sale of the television station pursuant to the Station Contract (I) is not consummated by the earlier of the Contract Closing Date or March 15, 2001 or
(II) is abandoned or terminated, this waiver will thereafter be void and of no effect.

                  c. Conversion Election. If on October 31, 2000 the Company is a party to the Station Contract, then each of the Buyers waives its right and the Company's obligation to satisfy clause (ix) and clause (x) of Section 7 of the Articles of Amendment in order to have a Company's Conversion Election (as defined in the Articles of Amendment), provided, however, that if (y) an appropriate application for the approval of the transaction contemplated by the Station Contract is not filed with the FCC by November 30, 2000, or (z) the sale of the television station pursuant to the Station Contract (I) is not consummated by the earlier of the Contract Closing Date or March 15, 2001 or
(II) is abandoned or terminated, this waiver will thereafter be void and of no effect.

                  d. Conversion Election Notices. Solely for the purpose of allowing the Company to provide the Company's Conversion Election Notices set forth in Section 1 of this Agreement, each of the Buyers waives the Condition to Conversion at the Company's Election (as defined in the Articles of Amendment) set forth in clause (xiii) of Section 7 of the Articles of Amendment.

         4. Waivers to the Purchase Agreement. Provided that, and for so long as, the Company continues to comply with its obligations under Sections 12 and 13 of this Agreement and under the Articles of Amendment as it relates to the Company's Conversion Election Notices set forth in Section 1 hereof:

                  a. Restrictions on Short Sales. Each of the Buyers waives, during the Forbearance Period (as defined below) only, its right to engage in any transaction constituting a Short Sale (as defined in the Purchase Agreement), to the extent such transaction is otherwise prohibited by Section 4(l) of the Purchase Agreement, solely as a result of the occurrence of an event described in either clause (c) or clause (d) of Section 4(l) of the Purchase Agreement, provided that the occurrence of such event took place prior to or during the Forbearance Period.

                  b. Additional Issues Regarding Short Sales. Furthermore, if on October 31, 2000 the Company is a party to the Station Contract, each of the Buyers waives its right to engage in any transaction constituting a Short Sale, to the extent such transaction is otherwise prohibited by Section 4(l) of the Purchase Agreement, solely as the result of the occurrence of an event described in either clause (h) or clause (i) of Section 4(l) of the Purchase Agreement, provided, however, that if (y) an appropriate application for the approval of the transaction contemplated by the Station Contract is not filed with the FCC by November 30, 2000, or (z) the sale of the television station pursuant to the Station Contract (I) is not consummated by the earlier of the Contract Closing Date or March 15, 2001 or (II) is abandoned or terminated, this waiver will thereafter be void and of no effect.

         5. Waivers to the Registration Rights Agreement. Each of the Buyers and the Company agree that the provisions of Section 2(e) of the Registration Rights Agreement require the Company to file a new registration statement on or prior to September 22, 2000, which requirement shall be waived provided that the Company files, and subject to the Company filing, on or prior to September 27, 2000, a new registration statement which, other than the date on which it is filed, is in compliance with Section 2(e) of the Registration Rights Agreement.

         6. Agreement on Conversion Restrictions. Notwithstanding any rights or obligations contained in the Articles of Amendment, the Company and each of the Buyers agree as follows:

         The right of a holder of Preferred Shares to convert Preferred Shares pursuant to Section 2(b) of the Articles of Amendment shall be limited as set forth below. Subject to the exceptions described below, without the prior consent of the Company, no holder of Preferred Shares shall be entitled to convert any Preferred Shares during the period beginning on the date hereof and ending on and including December 31, 2000. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 6 shall not apply: (i) with respect to each holder of Preferred Shares, to the number of Preferred Shares equal to the aggregate of all such holder's Pro Rata Conversion Amounts (as defined in the Articles of Amendment) set forth in each Company's Election Conversion Notice (as defined in the Articles of Amendment) received by such holder on or prior to the date of determination; provided, however, that the Company's Conversion Election Notices described in
         Section 1(b) of this Agreement shall be deemed to be received on November 1, 2000 and not prior to November 1, 2000; (ii) on or after any date on which the Common Stock is not quoted on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or has been suspended from trading on such market or exchange (other than suspensions of not more than one day due to business announcements by the Company) or on which delisting or suspension by such market or exchange has been threatened or is pending either (I) in writing by such market or exchange or (II) by falling below the minimum listing maintenance requirements of such market or exchange; (iii) on or after any date on which there shall have occurred a Triggering Event (as defined in the Articles of Amendment) or an event that with the passage of time and without being cured would constitute a Triggering Event;
         (iv) on or after any date on which a Change of Control (as defined in the Articles of Amendment) shall have been consummated or there has been a public announcement of a pending, proposed or intended Change of Control; (v) on or after any date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities (as defined in the Articles of Amendment) or Options (as defined in the Articles of Amendment) that are convertible into or exercisable or exchangeable for shares of Common Stock at a conversion or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price; (vi) on or after any date on which the Company fails to pay the Company's Election Redemption Price (as defined in the Articles of Amendment) for any Preferred Shares in a timely manner in accordance with a Redemption at Company's Election pursuant to Section 6 of the Articles of Amendment; (vii) at any time after the Forbearance Period on which the Closing Sale Price (as defined in the Articles of Amendment) of the Common Stock is less than $3.00 per share (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions) for any 10 trading days not within the Forbearance Period and during the 15 consecutive trading days immediately preceding such date of determination; (viii) at any time after the Forbearance Period on which the Closing Sale Price of the Common Stock is less than $2.50 per share (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions) for any 3 consecutive trading days not within the Forbearance Period and immediately preceding such date of determination; (ix) with respect to any conversion of Preferred Shares at a price equal to the Fixed Conversion Price then in effect; (x) at any time on or after the earlier to occur of (A) the Stockholder Meeting Deadline (as defined in the Purchase Agreement) and (B) the date on which the Company holds its next meeting of stockholders, if the Company fails to receive the Stockholder Approval (as defined in the Purchase Agreement) on or before such date; (xi) on and after the first date on which the Company fails to comply in any respect with its obligations under Section 4(n) of the Purchase Agreement, as amended hereby; or (xii) after the last day of the Forbearance Period.

         7. Definitions. "Forbearance Period" shall mean the period beginning on and including the date hereof and ending on and including October 31, 2000; provided, however, that if the Company should either (I) satisfy both of the conditions set forth in clause (h) and clause (i) of Section 4(l) of the Purchase Agreement or (II) on October 31, 2000 be a party to the Station Contract, then such ending date shall be extended to the earlier of (A) if the basis for such extension is clause (II) above, the earlier of (y) November 30, 2000, if an appropriate application for the approval of the transaction contemplated by the Station Contract is not filed with the FCC by November 30, 2000 or (z) the date such Station Contract is abandoned or terminated or (B) December 31, 2000.

         8. Certain Representations. Each of the Buyers severally, and not jointly, represents that it is the record and beneficial owner of 1,000 Preferred Shares, and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Company represents that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

         9. Successors and Assigns. This Agreement is binding upon the parties hereto and their successors and assigns, including any transferee of the Preferred Shares. Each of the Buyers shall not (except for conversions) transfer, assign or otherwise dispose of the Preferred Shares without first obtaining a written agreement, in favor of the Company from the party to whom such Preferred Shares are transferred, assigned or otherwise disposed of, to agree to be bound by the terms of this Agreement.

         10. Legend. Each certificate for Preferred Shares issued subsequent to the date hereof shall bear the following additional legend:

         The securities represented by this Certificate are subject to the terms of that certain Waiver and Agreement, dated as of September 21, 2000, by and among the Company and the holders of the Series B Preferred Stock.

         11. Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         12. Filing of Form 8-K. On or before 8:30 a.m., Eastern Time, on September 22, 2000, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of this Agreement and include this Agreement as an exhibit to such Current Report on Form 8-K.

         13. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to this Agreement as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         14. Other Provisions. Except as set forth herein, all other provisions of the Purchase Agreement, the Articles of Amendment and the Registration Rights Agreement shall remain in full force and effect.


                                    * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Waiver and Agreement to be duly executed as of the date first written above.

COMPANY:                                 BUYERS:

SHOP AT HOME, INC.                             HFTP INVESTMENT L.L.C.


By: /s/                          By:  Promethean Asset Management L.L.C.
    Name: Kent Lillie                                Its:  Investment Manager
    Title:President
    & Chief Executive Officer

                                         By: /s/
                                                   Name: James F. O'Brien, Jr.
                                                   Title:Managing Director


                                               LEONARDO, L.P.

                                         By:  Angelo, Gordon & Co., L.P.,
                                                     Its:  General Partner


                                         By: /s/
                                                   Name: Michael L. Gordon
                                                   Title:Chief Operating Officer

Exhibit 99.1

Contact:          Ariane Amiri, Dir. IR
                  Shop At Home, Inc.
                  615-263-8000

FOR IMMEDIATE RELEASE
Friday September 22, 2000

 SHOP AT HOME INC. ANNOUNCES AGREEMENT TO SELL ITS BRIDGEPORT TELEVISION STATION

               COMPANY AMENDS SERIES B PREFERRED STOCK TO MAINTAIN RESTRICTIONS ON SHORT SALES AND TO PROVIDE FOR ORDERLY CONVERSION

NASHVILLE, Tennessee (September 22, 2000) - - Shop At Home, Inc. (Nasdaq: SATH) (the "Company"), an electronic commerce leader in both broadcast and Internet channels, announced today that it has entered into a firm agreement to sell television station WSAH, Bridgeport, Connecticut to Azteca America Stations Group, LLC for $37.5 million in cash at closing. The Company also announced that it had agreed with the holders of its Series B Preferred Stock to amend the terms thereof. The amendment provides for the orderly conversion of the Series B Preferred Stock into Common Stock and extends the restrictions on the shorting of stock by the holders of the Series B Preferred Stock.

         Kent Lillie, the Company's President and Chief Executive Officer said, "The sale of our Bridgeport station, the least mature of Shop At Home's six owned and operated stations, represents a substantial return on our investment in a very short period of time and is part of our overall strategy to return to profitability. Moreover, our remaining television stations, which are carried in approximately 5.4 million cable households, constitute an impressive mix of properties with four out of five stations in the top fifteen market areas, and three out of five in the valuable UHF Channel 59-69 range."

         "We will deploy the cash proceeds from the sale to bring greater and more immediate benefits to the Company, consistent with our desire to prudently re-capitalize and repay debt. In addition, we believe the amendment to our preferred stock agreement removes uncertainty over the Company's capital structure and enables us to improve value for our shareholders."

Bridgeport Station Sale

         Shop At Home and Azteca America entered into an agreement on September 20, 2000 outlining the sale of WSAH-Bridgeport, for a total purchase price of $37.5 million. A more definitive purchase agreement between both companies is expected to be signed within 30 days upon completion of due diligence. The parties agreed to file the application to transfer the station's licenses with the FCC as soon as possible.

         The television station WSAH, Channel 43/DTV Channel 42, licensed to the city of Bridgeport, Connecticut, was purchased by Shop At Home in June of 1999 for $18.1 million. WSAH serves part of the New York designated market area (as defined by Nielsen Media Research). The Company anticipates that the gain from the sale of the station will have minimal tax consequences due to prior net operating losses.

          The Company intends to replace approximately 765,000 full time equivalent cable households (3% of our national distribution) reached by WSAH in Connecticut and New York with carriage by new and existing Shop At Home affiliates.

Restructuring the Convertible Preferred Stock

         Under the terms of the agreement reached with the holders of the Series B Preferred Stock, the holders have agreed to waive through October 31, 2000 provisions of the Series B Preferred Stock that would have enabled the holders to voluntarily convert their Series B Preferred Stock and which would have rendered inapplicable certain restrictions on shorting the Company's common stock. This waiver will extend until December 31, 2000 in the case of voluntary conversion, and until June 30, 2001 in the case of short selling, if by October 31, 2000 certain conditions are met. The conditions would be deemed satisfied by an agreement to sell a television station on certain specified terms, including for proceeds, net of related fees and expenses, in excess of $30 million. The Company expects that the sale of the Bridgeport station will satisfy this condition.

         The Company has also agreed with the holders of the Series B Preferred Stock that such holders will convert $5 million of Series B Preferred into Common Stock by October 31, 2000, and another $5 million of Preferred Stock into Common Stock between November 1, 2000 and December 31, 2000, subject to certain volume limitations. Under the existing terms of the Series B Preferred Stock the holders may,among other things, engage in short sales of common stock up to the amount of the coversions referenced above. The Company retains the right, subject to certain conditions, to redeem for cash the remaining $10 million dollars of Series B Preferred Stock (of the original $20 million of Series B Preferred Stock issued).

         Mr. Lillie stated, "We appreciate the cooperation of Promethean and the other preferred shareholders in restructuring our agreement, which we believe reflects their confidence in the overall value of our Company and business plan."

About Azteca America

         On September 7, 2000, Pappas Telecasting Companies, the nation's largest privately-held owner and operator of television stations, and TV Azteca (NYSE: TZA), the second largest producer of Spanish language programming in the world, announced an alliance to create a new nationwide Spanish language television network called Azteca America. The network will be 80% owned by Pappas Telecasting and 20% owned by TV Azteca.

         Azteca America will begin full network operations during the second quarter of 2001 with the combination of the popular Spanish language programming of TV Azteca -- the owner of two nationwide broadcast networks in Mexico -- and a broad network of television stations contributed by Pappas Telecasting. The network will initially reach at least seven of the top 10 Hispanic market areas, including the top four. Stations in some select markets will begin broadcasting TV Azteca programming in the fourth quarter of 2000. Additional acquisitions are pending.

About Shop At Home

         Shop At Home, Inc., a leader in converged technology, is a premier retailer of specialty consumer products, primarily collectibles, through interactive electronic media including broadcast, cable and satellite television and, increasingly, over the Internet. Shop At Home Network reaches over 60 million unique cable and satellite households. In addition to the Bridgeport station, licensed to the New York Market, the Company owns full power television stations in San Francisco, Boston, Houston, Cleveland, and Raleigh making Shop At Home the Nation's 13th largest television broadcaster.

         Shop At Home also operates collectibles.com, a leading online site for the retail sale of collectibles products that features state-of-the-art technology from Oracle Corp. (Nasdaq: ORCL), and others to offer collectors a unique online shopping experience. collectibles.com recently announced its first million dollar sales month, and has completed exclusive-to-the-Internet distribution agreements with more than 85 of the leading manufacturers and licensees of collectibles products.

 "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 - This release contains forward-looking statements, including but not limited to statements concerning the Company's intent to sell a television station and such sale's consequence, within the meaning of Section 27A of
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those identified for a number of reasons as are discussed from time to time in Shop At Home's SEC reports, including but not limited to the registration statement on Form S-3 as amended on July 1, 1999, the report on Form 10-K for the year ended June 30, 2000 (Business and Management's Discussion and Analysis of Financial Condition and Results of Operations), the Form 10-Q filed for the Quarters ending December 31, 1999 and March 31, 2000 and any recently filed Forms 8-K.

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